UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 9, 2024

TELOMIR PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in its Charter)

Florida	001-41952	87-2606031
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 SE 2nd St, Suite 2000, #1009

Miami, Florida

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (813) 864-2558

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, no par value	TELO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 – Unregistered Sale of Equity Securities

The information included below in Item 8.01 below is incorporated by reference into this Item 3.02.

Item 8.01 Other Events

Telomir Pharmaceuticals Raises $1 Million at $7 Per Share in a No-Warrant, Restricted Common Stock Deal, Representing a 20% Premium to Closing Price

On December 9, 2024, Telomir Pharmaceuticals, Inc. (the “Company”) entered into a Stock Purchase Agreement with a certain accredited investor (the “Purchaser”), pursuant to which the Company issued 142,857 shares of common stock at a price of $7 per share for a total of $1 million, a 20% premium to the closing price of the Company’s common stock on the date of the transaction. The transaction did not involve the issuance of any warrants. This transaction follows a $5 million non-dilutive line of credit extended to the Company earlier this year by the same accredited investor, which remains undrawn to date.

The issuance of the above-referenced shares of common stock is exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) thereof.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELOMIR PHARMACUTICALS, INC.

Dated: December 11, 2024	By:	/s/ Erez Aminov
	Name:	Erez Aminov
	Title:	Chief Executive Officer